Exhibit 99.1

For Additional Information:

Bryan Giglia

Sunstone Hotel Investors, Inc.

(949) 382-3036

Aaron Reyes

Sunstone Hotel Investors, Inc.

(949) 382-3018

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR FIRST QUARTER 2019

IRVINE, CA  – May 6, 2019 – Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO), the owner of Long-Term Relevant Real Estate® in the hospitality sector, today announced results for the first quarter ended March 31, 2019.

First Quarter 2019 Operational Results (as compared to First Quarter 2018):

•	Net income decreased 53.4% to $17.9 million. Excluding the effect of the gain on the two hotels sold during the first quarter of 2018, net income would have decreased 21.4%.
•

Income attributable to common stockholders per diluted common share decreased 60.0% to $0.06. Excluding the effect of the gain on the two hotels sold during the first quarter of 2018,  income attributable to common stockholders per diluted common share would have decreased 25.0%.

•	21 Hotel Comparable Portfolio RevPAR increased 4.3% to $177.23.
•	21 Hotel Comparable Portfolio Adjusted EBITDAre Margin, excluding prior year property tax adjustments, net increased 40 basis points to 26.3%.
•	Adjusted EBITDAre, excluding noncontrolling interest increased 3.3% to $64.5 million.
•	Adjusted FFO attributable to common stockholders per diluted share increased 5.0% to $0.21.

John Arabia,  President and Chief Executive Officer, stated, “Comparable property-level Adjusted EBITDA increased an impressive 6.0% in the first quarter due to strength in both group and transient business, healthy out-of-room revenues growth, the continued benefit from our completed renovation projects, and an ongoing focus on operating efficiencies. First quarter Comparable Portfolio RevPAR came in near the high end of our previously provided guidance range and our Comparable Portfolio Adjusted EBITDA margins increased by a healthy 40 basis points, which combined, resulted in quarterly earnings materially above the high end of our previously provided guidance range. Our outlook for operating fundamentals for the remainder of the year has not changed; therefore, we have increased our full-year earnings guidance for 2019.”

UNAUDITED SELECTED STATISTICAL AND FINANCIAL DATA

($ in millions, except RevPAR, ADR and per share amounts)

	Three Months Ended March 31,
	2019	2018	Change

Net Income	$17.9	$38.5	(53.4)%
Income Attributable to Common Stockholders per Diluted Share	$0.06	$0.15	(60.0)%

21 Hotel Comparable Portfolio RevPAR (1)	$177.23	$169.99	4.3%

21 Hotel Comparable Portfolio Occupancy (1)	79.2%	79.2%	—	bps
21 Hotel Comparable Portfolio ADR (1)	$223.78	$214.63	4.3%

21 Hotel Comparable Portfolio Adjusted EBITDAre Margin (1) (2)	26.3%	25.9%	40	bps

Adjusted EBITDAre, excluding noncontrolling interest	$64.5	$62.4	3.3%
Adjusted FFO Attributable to Common Stockholders	$47.5	$45.9	3.5%
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.21	$0.20	5.0%

(1)	The 21 Hotel Comparable Portfolio is comprised of all hotels owned by the Company as of March 31, 2019.
(2)	The 21 Hotel Comparable Portfolio Adjusted EBITDAre Margins exclude any prior year property tax adjustments, net.

Disclosures regarding the non-GAAP financial measures in this release are included on pages 5 through 7. Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included on pages 10 through 14 of this release.

The Company’s actual results for the quarter ended March  31, 2019 compare to its guidance originally provided as follows:

Metric	Quarter Ended March 31, 2019 Guidance (1)	Quarter Ended March 31, 2019 Actual Results (unaudited)	Performance Relative to Prior Guidance Midpoint
Net Income ($ millions)	$10 to $14	$18	+ $6
21 Hotel Comparable Portfolio RevPAR Growth	+ 2.5% to + 4.5%	4.3%	+ 0.8%
Adjusted EBITDAre, excluding noncontrolling interest ($ millions)	$59 to $62	$65	+ $4
Adjusted FFO Attributable to Common Stockholders ($ millions)	$42 to $45	$48	+ $4
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.18 to $0.20	$0.21	+ $0.02
Diluted Weighted Average Shares Outstanding	227,700,000	227,500,000	- 200,000

(1)	Reflects guidance presented on February 12, 2019.

Balance Sheet/Liquidity Update

As of March 31, 2019, the Company had $734.7 million of cash and cash equivalents, including restricted cash of $50.7 million, total assets of $3.9 billion, including $2.9 billion of net investments in hotel properties, total consolidated debt of $981.0 million and stockholders’ equity of $2.7 billion.

Capital Improvements

The Company invested $24.5 million into capital improvements of its portfolio during the quarter ended March 31, 2019. In 2019, the Company expects to invest approximately $125 million to $145 million into its portfolio. Based on the expected timing and scope of the 2019 projects, the Company expects $4.5 million to $5.5 million of total revenue displacement related to its major capital improvement projects in 2019,  of which approximately $2.3 million of total revenue displacement was incurred in the first quarter of 2019.  A selection of the Company’s planned 2019 capital improvement projects include:

•

Hilton San Diego Bayfront: The Company expects to invest approximately $22 million to $24 million, with a portion spent in 2018, to renovate all 1,190 guestrooms and suites. The work will include the replacement of guestroom soft goods and renovation of corridors. The renovation began during the fourth quarter of 2018, and is expected to be completed during the third quarter of 2019. In addition, the Company expects to reposition the food and beverage offerings at the hotel, which will allow for the conversion of certain existing restaurant space into additional meeting space. The food and beverage repositioning work is currently anticipated to occur in 2020. As of the end of the first quarter, the Company incurred approximately $1.3 million of total revenue displacement, and continues to expect total revenue displacement for the guestroom and corridor project of $2.5 million to $3.0 million to be incurred during the first three quarters of 2019.

•

Renaissance Harborplace: The Company expects to invest approximately $21 million to $23 million, with a portion spent in 2018, to renovate all 622 guestrooms and suites. The renovation includes the complete redesign of all guestrooms and bathrooms, including the conversion of 445 bathtubs to showers. The renovation began during the fourth quarter of 2018, and is expected to be completed during the second quarter of 2019. As of the end of the first quarter, the Company incurred approximately $1.0 million of total revenue displacement, and expects total revenue displacement for the project of $1.5 million to $2.0 million to be incurred during the first half of 2019.

•

Hyatt Regency San Francisco: The Company expects to invest approximately $6 million to convert currently under-utilized corridor space into 17 new guestrooms. The conversion includes the addition of 15 rooms that will offer striking views of the San Francisco bay and surrounding area. Construction of the new guestrooms began during the second quarter of 2019, and is expected to be completed in the fourth quarter of 2019.  The Company does not anticipate any material revenue displacement related to the construction.

•

Environmental and Sustainability Projects:  The Company expects to invest approximately $4 million to $10 million into additional environmental and sustainability projects in 2019, including the installation of solar panels at certain hotels in the portfolio, additional LED lighting retrofits and the modernization of other mechanical equipment intended to reduce its overall energy consumption.

2019 Outlook

The Company’s achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in the Company’s filings with the Securities and Exchange Commission. The Company’s guidance does not take into account the impact of any unanticipated developments in its business, changes in its operating environment, or any unannounced hotel acquisitions, dispositions, re-brandings, management changes, transition costs, noncash impairment expense, changes in deferred tax assets or valuation allowances, severance costs associated with restructuring hotel services, uninsured property losses, early lease termination costs,  prior year property tax assessments or credits, debt repurchases/repayments, or unannounced financings during 2019.

For the second quarter of 2019, the Company expects:

Metric	Quarter Ended June 30, 2019 Guidance (1)
Net Income ($ millions)	$44 to $48
21 Hotel Comparable Portfolio RevPAR Growth	0.0% to + 2.0%
Adjusted EBITDAre, excluding noncontrolling interest ($ millions)	$93 to $96
Adjusted FFO Attributable to Common Stockholders ($ millions)	$74 to $77
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.32 to $0.34
Diluted Weighted Average Shares Outstanding	227,700,000

For the full year of 2019, the Company expects:

Metric	Full Year 2019 Guidance (2)	Current Full Year 2019 Guidance (1)	Change in Full Year 2019 Guidance Midpoint
Net Income ($ millions)	$109 to $134	$118 to $135	+ $5
21 Hotel Comparable Portfolio RevPAR Growth	0.0% to + 3.0%	0.5% to + 3.0%	+ 0.25%
Adjusted EBITDAre, excluding noncontrolling interest ($ millions)	$300 to $324	$308 to $324	+ $4
Adjusted FFO Attributable to Common Stockholders ($ millions)	$229 to $254	$238 to $254	+ $5
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$1.01 to $1.11	$1.04 to $1.11	+ $0.02
Diluted Weighted Average Shares Outstanding	228,000,000	228,000,000	―

(1)	See page 12 for detailed reconciliations of Net Income to non-GAAP financial measures.
(2)	Reflects guidance presented on February 12, 2019.

Second quarter and full year 2019 guidance are based in part on the following assumptions:

•	Full year total revenue displacement of $4.5 million to $5.5 million, related to planned 2019 capital investment projects.
•	Full year Adjusted EBITDAre, excluding noncontrolling interest displacement of approximately $3.5 million to $4.5 million, related to planned 2019 capital investment projects.

•	Full year 21 Hotel Comparable Portfolio Adjusted EBITDAre Margin is expected to decline 25 basis points to 75 basis points.
•	Full year corporate overhead expense (excluding deferred stock amortization) of approximately $23 million.
•	Full year amortization of deferred stock compensation expense of approximately $9 million.
•

Full year interest expense of approximately $53 million, including approximately $3  million in amortization of deferred financing costs, approximately $3 million of finance lease obligation interest and approximately $2 million of noncash loss on derivatives.

•	Full year total preferred dividends of $13 million, which includes the Series E and Series F cumulative redeemable preferred stock.

Dividend Update

The Company’s board of directors declared a cash dividend of $0.05 per share of common stock, as well as cash dividends of $0.434375 per share payable to its Series E cumulative redeemable preferred stockholders and $0.403125 per share payable to its Series F cumulative redeemable preferred stockholders. The dividends will be paid on July 15, 2019 to stockholders of record as of June 28, 2019.

The Company expects to continue to pay a quarterly cash dividend of $0.05 per share of common stock throughout 2019. Consistent with the Company’s past practice and to the extent that the expected regular quarterly dividends for 2019 do not satisfy the annual distribution requirements, the Company expects to satisfy the annual distribution requirement by paying a “catch-up” dividend in January 2020. The level of any future quarterly dividends will be determined by the Company’s board of directors after considering long-term operating projections, expected capital requirements, and risks affecting the Company’s business.

Supplemental Disclosures

Contemporaneous with this release, the Company has furnished a Form 8-K with unaudited financial information. This additional information is being provided as a supplement to the information in this release and other filings with the SEC. The Company has no obligation to update any of the guidance or other information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations.

Earnings Call

The Company will host a conference call to discuss first quarter 2019 financial results on May 7, 2019, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time). A live web cast of the call will be available via the Investor Relations section of the Company’s website. Alternatively, investors may dial  1-334-323-0509 and reference confirmation code 7624913  to listen to the call live. A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that as of May 6, 2019 has interests in 21  hotels comprised of 10,780 rooms. Sunstone’s business is to acquire, own, asset manage and renovate hotels considered to be Long-Term Relevant Real Estate®, the majority of which are operated under nationally recognized brands, such as Marriott, Hilton and Hyatt. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

Sunstone’s mission is to create meaningful value for our stockholders by producing superior long-term returns through the ownership of Long-Term Relevant Real Estate® in the hospitality sector. Our values include transparency, trust, ethical conduct, honest communication and discipline. As demand for lodging generally fluctuates with the overall economy, we seek to own hotels that will maintain a high appeal with travelers over long periods of time and will generate economic earnings materially in excess of recurring capital requirements.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,”  “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; international, national and local economic and business conditions, including the likelihood of a U.S. recession, government shutdown, changes in the European Union or global economic slowdown, as well as any type of flu or disease-related pandemic, affecting the lodging and travel industry; the ability to maintain sufficient liquidity and our access to capital markets; terrorist attacks or civil unrest,  which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; severe weather events or other natural disasters; risks impacting our ability to pay anticipated future dividends; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of May 6, 2019, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read together with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key supplemental measures of our operating performance: earnings before interest expense, taxes, depreciation and amortization for real estate, or EBITDAre;  Adjusted EBITDAre, excluding noncontrolling interest (as defined below); funds from operations attributable to common stockholders, or FFO attributable to common stockholders;  Adjusted FFO attributable to common stockholders (as defined below); hotel Adjusted EBITDAre; and hotel Adjusted EBITDAre margin.  These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. In addition, our calculation of these measures may not be comparable to other companies that do not define such terms exactly the same as the Company. These non-GAAP measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to net income, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

We present EBITDAre in accordance with guidelines established by the National Association of Real Estate Investment Trusts (“NAREIT”), as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate.” We believe EBITDAre is a useful performance measure to help investors evaluate and compare the results of our operations from period to period in comparison to our peers. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful information to investors regarding our operating performance, and that the presentation of Adjusted EBITDAre,  excluding noncontrolling interest, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. In addition, we use both EBITDAre and Adjusted EBITDAre, excluding noncontrolling interest as measures in determining the value of hotel acquisitions and dispositions.

We believe that the presentation of FFO attributable to common stockholders provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified noncash items such as real estate depreciation and amortization, any real estate impairment loss and any gain or loss on sale of real estate assets, all of which are based on historical cost accounting and may be of lesser significance in evaluating our current performance. Our presentation of FFO attributable to common stockholders conforms to NAREIT’s definition of “FFO applicable to common shares.” Our presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

We also present Adjusted FFO attributable to common stockholders when evaluating our operating performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance, and may facilitate comparisons of operating performance between periods and our peer companies.

We adjust EBITDAre and FFO attributable to common stockholders for the following items, which may occur in any period, and refer to these measures as either Adjusted EBITDAre, excluding noncontrolling interest or Adjusted FFO attributable to common stockholders:

•

Amortization of favorable and unfavorable contracts:  we exclude the noncash amortization of the favorable management contract asset recorded in conjunction with our acquisition of the Hilton Garden Inn Chicago Downtown/Magnificent Mile, along with the favorable and unfavorable tenant lease contracts, as applicable, recorded in conjunction with our acquisitions of the Boston Park Plaza, the Hilton Garden Inn Chicago Downtown/Magnificent Mile, the Hyatt Regency San Francisco and the Wailea Beach Resort. We exclude the noncash amortization of favorable and unfavorable contracts because it is based on historical cost accounting and is of lesser significance in evaluating our actual performance for the current period.

•

Gains or losses from debt transactions: we exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs from the original issuance of the debt being redeemed or retired because, like interest expense, their removal helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure.

•

Acquisition costs: under GAAP, costs associated with completed acquisitions that meet the definition of a business are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company or our hotels.

•

Cumulative effect of a change in accounting principle:  from time to time, the FASB promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments, which include the accounting impact from prior periods, because they do not reflect our actual performance for that period.

•

Other adjustments: we exclude other adjustments that we believe are outside the ordinary course of business because we do not believe these costs reflect our actual performance for the period and/or the ongoing operations of our hotels. Such items may include: lawsuit settlement costs; prior year property tax assessments or credits; the write-off of development costs associated with abandoned projects; property-level restructuring, severance and management transition costs; lease terminations; and property insurance proceeds or uninsured losses.

In addition, to derive Adjusted EBITDAre, excluding noncontrolling interest we exclude the noncontrolling partner’s pro rata share of the net income (loss) allocated to the Hilton San Diego Bayfront partnership, as well as the noncontrolling partner’s pro rata share of any EBITDAre and Adjusted EBITDAre components.  We  also exclude the noncash expense incurred with the amortization of deferred stock compensation as this expense is based on historical stock prices at the date of grant to our corporate employees and does not reflect the underlying performance of our hotels. In addition, we exclude the amortization of our right-of-use assets, which includes the amortization of our operating lease intangible, as well as the noncash expense incurred from straight-lining our lease obligations, as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. Additionally, we include an adjustment for the cash finance lease expenses recorded on the ground lease at the Courtyard by Marriott Los Angeles and the building lease at the Hyatt Centric Chicago Magnificent Mile. We determined that both of these leases are finance leases, and, therefore, we include a portion of the lease payments each month in interest expense. We adjust EBITDAre for these two finance leases in order to more accurately reflect the actual rent due to both hotels’ lessors in the current period, as well as the operating performance of both hotels.  We  also exclude the effect of gains and losses on the disposition of undepreciable assets because we believe that including them in Adjusted EBITDAre, excluding noncontrolling interest is not consistent with reflecting the ongoing performance of our assets.

To derive Adjusted FFO attributable to common stockholders,  we also exclude the noncash interest on our derivatives and finance lease obligations as we believe that these items are not reflective of our ongoing finance costs. Additionally, we exclude the noncontrolling partner’s pro rata share of any FFO adjustments related to our consolidated Hilton San Diego Bayfront partnership. We also exclude the real estate amortization of our right-of-use assets, which includes the amortization of both our finance and operating lease intangibles, as well as the noncash expense incurred from straight-lining our lease obligations (with the exception of our corporate operating lease), as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. In addition, we exclude changes to deferred tax assets, liabilities or valuation allowances, and income tax benefits or provisions associated with the application of net operating loss carryforwards, uncertain tax positions or with the sale of assets other than real estate investments.

In presenting hotel  Adjusted EBITDAre and hotel  Adjusted EBITDAre margins, miscellaneous non-hotel items have been excluded. We believe the calculation of hotel Adjusted EBITDAre results in a more accurate presentation of the hotel Adjusted EBITDAre margins for our hotels, and that these non-GAAP financial measures are useful to investors in evaluating our property-level operating performance.

Our 21 Hotel Actual/Comparable Portfolio is comprised of all hotels owned by the Company as of March 31, 2019.  We believe that providing comparable hotel data is useful to us and to investors in evaluating our operating performance because this measure helps us and investors evaluate and compare the results of our operations from period to period by removing the fluctuations caused by any acquisitions or dispositions, as well as by those hotels that we classify as held for sale, those hotels that are undergoing a material renovation or repositioning and those hotels whose room counts have materially changed during either the current or prior year. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

Reconciliations of net income to EBITDAre, Adjusted EBITDAre,  excluding noncontrolling interest, FFO attributable to common stockholders and Adjusted FFO attributable to common stockholders are set forth on pages  10 and 11. Reconciliations and the components of hotel Adjusted EBITDAre and hotel  Adjusted EBITDAre margin are set forth on pages 13 and 14.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	March 31,	December 31,
	2019	2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$683,995	$809,316
Restricted cash	50,746	53,053
Accounts receivable, net	42,306	33,844
Prepaid expenses and other current assets	15,342	12,261
Total current assets	792,389	908,474

Investment in hotel properties, net	2,946,796	3,030,998
Finance lease right-of-use assets, net	55,359	—
Operating lease right-of-use assets, net	63,235	—
Deferred financing costs, net	3,338	3,544
Other assets, net	29,540	29,817

Total assets	$3,890,657	$3,972,833

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$34,668	$30,425
Accrued payroll and employee benefits	17,102	25,039
Dividends and distributions payable	14,636	126,461
Other current liabilities	39,912	44,962
Current portion of notes payable, net	6,064	5,838
Total current liabilities	112,382	232,725

Notes payable, less current portion, net	969,657	971,225
Finance lease obligations, less current portion	27,064	27,009
Operating lease obligations, less current portion	53,276	—
Other liabilities	17,991	30,703
Total liabilities	1,180,370	1,261,662

Commitments and contingencies

Equity:
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized:
6.95% Series E Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding at March 31, 2019 and December 31, 2018, stated at liquidation preference of $25.00 per share	115,000	115,000
6.45% Series F Cumulative Redeemable Preferred Stock, 3,000,000 shares issued and outstanding at March 31, 2019 and December 31, 2018, stated at liquidation preference of $25.00 per share	75,000	75,000
Common stock, $0.01 par value, 500,000,000 shares authorized, 228,587,447 shares issued and outstanding at March 31, 2019 and 228,246,247 shares issued and outstanding at December 31, 2018	2,286	2,282
Additional paid in capital	2,726,466	2,728,684
Retained earnings	1,199,039	1,182,722
Cumulative dividends and distributions	(1,454,838)	(1,440,202)
Total stockholders' equity	2,662,953	2,663,486
Noncontrolling interest in consolidated joint venture	47,334	47,685
Total equity	2,710,287	2,711,171

Total liabilities and equity	$3,890,657	$3,972,833

Sunstone Hotel Investors, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended March 31,
	2019	2018
	(unaudited)
Revenues
Room	$171,858	$180,276
Food and beverage	69,113	74,266
Other operating	16,709	16,904
Total revenues	257,680	271,446
Operating expenses
Room	48,246	51,095
Food and beverage	46,822	50,154
Other operating	3,965	3,941
Advertising and promotion	13,564	13,906
Repairs and maintenance	10,282	11,103
Utilities	6,665	7,475
Franchise costs	6,839	7,853
Property tax, ground lease and insurance	20,348	21,781
Other property-level expenses	32,840	33,907
Corporate overhead	7,516	7,102
Depreciation and amortization	36,387	36,688
Total operating expenses	233,474	245,005
Interest and other income	4,924	1,491
Interest expense	(14,326)	(8,876)
Gain on sale of assets	—	15,659
Income before income taxes	14,804	34,715
Income tax benefit, net	3,112	3,740
Net income	17,916	38,455
Income from consolidated joint venture attributable to noncontrolling interest	(1,599)	(2,439)
Preferred stock dividends	(3,207)	(3,207)
Income attributable to common stockholders	$13,110	$32,809

Basic and diluted per share amounts:
Basic and diluted income attributable to common stockholders per common share	$0.06	$0.15

Basic and diluted weighted average common shares outstanding	227,219	224,282

Distributions declared per common share	$0.05	$0.05

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands)

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest

	Three Months Ended March 31,
	2019	2018

Net income	$17,916	$38,455
Operations held for investment:
Depreciation and amortization	36,387	36,688
Interest expense	14,326	8,876
Income tax benefit, net	(3,112)	(3,740)
Gain on sale of assets	—	(15,669)
EBITDAre	65,517	64,610

Operations held for investment:
Amortization of deferred stock compensation	2,122	2,000
Amortization of favorable and unfavorable contracts, net	—	3
Amortization of right-of-use assets (1)	(19)	(218)
Finance lease obligation interest - cash ground rent	(589)	(589)
Hurricane-related uninsured losses	—	69
Prior year property tax adjustments, net	189	(19)
Noncontrolling interest:
Income from consolidated joint venture attributable to noncontrolling interest	(1,599)	(2,439)
Depreciation and amortization	(639)	(638)
Interest expense	(560)	(435)
Amortization of right-of-use asset (1)	72	72
	(1,023)	(2,194)

Adjusted EBITDAre, excluding noncontrolling interest	$64,494	$62,416

(1)

Amounts originally reported for the three months ended March 31, 2018 for amortization of lease intangibles and noncash ground rent have been reclassified to amortization of right-of-use assets to conform to the current year’s reporting.

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net Income to FFO  Attributable to Common Stockholders and

Adjusted FFO  Attributable to Common Stockholders

	Three Months Ended March 31,
	2019	2018

Net income	$17,916	$38,455
Preferred stock dividends	(3,207)	(3,207)
Operations held for investment:
Real estate depreciation and amortization (1)	35,770	36,228
Gain on sale of assets	—	(15,669)
Noncontrolling interest:
Income from consolidated joint venture attributable to noncontrolling interest	(1,599)	(2,439)
Real estate depreciation and amortization	(639)	(638)
FFO attributable to common stockholders	48,241	52,730

Operations held for investment:
Amortization of favorable and unfavorable contracts, net	—	3
Real estate amortization of right-of-use assets (1)	151	148
Noncash interest on derivatives and finance lease obligations, net	2,119	(3,137)
Hurricane-related uninsured losses	—	69
Prior year property tax adjustments, net	189	(19)
Noncash income tax benefit, net	(3,284)	(3,966)
Noncontrolling interest:
Real estate amortization of right-of-use asset (1)	72	72
Noncash interest on derivative, net	—	3
	(753)	(6,827)

Adjusted FFO attributable to common stockholders	$47,488	$45,903

FFO attributable to common stockholders per diluted share	$0.21	$0.23

Adjusted FFO attributable to common stockholders per diluted share	$0.21	$0.20

Basic weighted average shares outstanding	227,219	224,282
Shares associated with unvested restricted stock awards	260	343
Diluted weighted average shares outstanding	227,479	224,625

(1)

Amounts originally reported for the three months ended March 31, 2018 for real estate depreciation and amortization related to finance leases, amortization of lease intangibles and noncash ground rent have been reclassified to real estate amortization of right-of-use assets to conform to the current year’s reporting.

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for Second Quarter and Full Year 2019

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net Income to Adjusted EBITDAre, Excluding Noncontrolling Interest

	Quarter Ended		Year Ended
	June 30, 2019		December 31, 2019
	Low	High	Low	High

Net income	$43,900	$47,500	$117,700	$134,900
Depreciation and amortization	36,500	36,300	145,400	144,800
Interest expense	13,200	13,000	52,900	52,500
Income tax provision (benefit), net	300	300	(2,100)	(2,100)
Amortization of deferred stock compensation	3,000	3,000	9,300	9,300
Amortization of right-of-use assets	(300)	(300)	(800)	(800)
Finance lease obligation interest - cash ground rent	(600)	(600)	(2,400)	(2,400)
Prior year property tax adjustments, net	—	—	200	200
Noncontrolling interest	(3,000)	(3,200)	(12,200)	(12,400)
Adjusted EBITDAre, excluding noncontrolling interest	$93,000	$96,000	$308,000	$324,000

Reconciliation of Net Income to Adjusted FFO  Attributable to Common Stockholders

Net income	$43,900	$47,500	$117,700	$134,900
Preferred stock dividends	(3,200)	(3,200)	(12,800)	(12,800)
Real estate depreciation and amortization	35,600	35,400	143,000	142,400
Real estate amortization of right-of-use assets	200	200	600	600
Noncash interest on derivatives and finance lease obligations, net	100	100	2,300	2,300
Prior year property tax adjustments, net	—	—	200	200
Noncash income tax benefit, net	—	—	(3,300)	(3,300)
Noncontrolling interest	(2,600)	(2,800)	(9,900)	(10,100)
Adjusted FFO attributable to common stockholders	$74,000	$77,200	$237,800	$254,200

Adjusted FFO attributable to common stockholders per diluted share	$0.32	$0.34	$1.04	$1.11

Diluted weighted average shares outstanding	227,700	227,700	228,000	228,000

Sunstone Hotel Investors, Inc.

Non-GAAP Financial Measures

21 Hotel Comparable Portfolio Adjusted EBITDAre and Margins

(Unaudited and in thousands)

	Three Months Ended March 31,
	2019	2018

21 Hotel Comparable Portfolio Adjusted EBITDAre Margin (1)	26.3%	25.9%
21 Hotel Comparable Portfolio Adjusted EBITDAre Margin, excluding prior year property tax adjustments, net (2)	26.3%	25.9%

Total revenues	$257,680	$271,446
Non-hotel revenues (3)	(23)	(20)
Hurricane-related business interruption insurance proceeds (4)	—	(812)
Total Actual Hotel Revenues	257,657	270,614
Sold hotel revenues (5)	—	(23,610)
Total 21 Hotel Comparable Portfolio Revenues	$257,657	$247,004

Net income	$17,916	$38,455
Non-hotel revenues (3)	(23)	(20)
Non-hotel operating expenses, net (6)	(767)	(773)
Hurricane-related business interruption insurance proceeds (4)	—	(812)
Hurricane-related uninsured losses (7)	—	69
Taxes assessed on commercial rents (8)	360	—
Corporate overhead	7,516	7,102
Depreciation and amortization	36,387	36,688
Interest and other income	(4,924)	(1,491)
Interest expense	14,326	8,876
Gain on sale of assets	—	(15,659)
Income tax benefit, net	(3,112)	(3,740)
Actual Hotel Adjusted EBITDAre	67,679	68,695
Sold hotel Adjusted EBITDAre (5)	—	(4,669)
21 Hotel Comparable Portfolio Adjusted EBITDAre	67,679	64,026
Prior year property tax adjustments, net (9)	189	(14)
21 Hotel Comparable Portfolio Adjusted EBITDAre, excluding prior year property tax adjustments, net	$67,868	$64,012

* Footnotes on page  14

(1)	21 Hotel Comparable Portfolio Adjusted EBITDAre Margin is calculated as 21 Hotel Comparable Portfolio Adjusted EBITDAre divided by Total 21 Hotel Comparable Portfolio Revenues.
(2)

21 Hotel Comparable Portfolio Adjusted EBITDAre Margin, excluding prior year property tax adjustments, net is calculated as 21 Hotel Comparable Portfolio Adjusted EBITDAre, excluding prior year property tax adjustments, net divided by Total 21 Hotel Comparable Portfolio Revenues.

(3)

Non-hotel revenues include the amortization of favorable and unfavorable tenant lease contracts recorded in conjunction with the Company's acquisitions of the Boston Park Plaza, the Hilton Garden Inn Chicago Downtown/Magnificent Mile, the Hyatt Regency San Francisco and the Wailea Beach Resort.

(4)

Hurricane-related business interruption insurance proceeds include $0.8 million received in the first quarter of 2018 at the Oceans Edge Resort & Marina related to Hurricane Irma disruption in 2017 and 2018.

(5)

Sold hotel includes hotel revenues and Adjusted EBITDAre generated during the Company's ownership periods for the Marriott Philadelphia and the Marriott Quincy, both of which were sold in January 2018, the Hyatt Regency Newport Beach sold in July 2018, two Houston hotels sold in October 2018, and the Marriott Tysons Corner sold in December 2018.

(6)

Non-hotel operating expenses, net include the following: the amortization of real estate-related right-of-use assets; the amortization of a favorable management agreement; and finance lease obligation interest - cash ground rent.

(7)

Hurricane-related uninsured losses for the first quarter of 2018 include $0.1 million at the Oceans Edge Resort & Marina and a total of $5,000 at two Houston hotels, which the Company sold in October 2018.

(8)	Taxes assessed on commercial rents for the first quarter of 2019 include $0.4 million at the Hyatt Regency San Francisco.
(9)	Prior year property tax adjustments, net for the first quarters of 2019 and 2018 exclude the additional net expense of $0.2 million and the additional net benefit of $14,000, respectively.